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                                    FORM 8-K

                                 CURRENT REPORT

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) DECEMBER 22, 2002

      COMMISSION      REGISTRANT; STATE OF INCORPORATION;       IRS EMPLOYER
     FILE NUMBER         ADDRESS; AND TELEPHONE NUMBER       IDENTIFICATION NO.
     -----------      -----------------------------------    ------------------

        1-9513              CMS ENERGY CORPORATION             38-2726431
                           (A MICHIGAN CORPORATION)
                       FAIRLANE PLAZA SOUTH, SUITE 1100
                             330 TOWN CENTER DRIVE
                           DEARBORN, MICHIGAN 48126
                                (313) 436-9261

        1-2921            PANHANDLE EASTERN PIPE LINE            44-0382470
                                    COMPANY
                            (A DELAWARE CORPORATION)
                      5444 WESTHEIMER ROAD, P.O. BOX 4967
                           HOUSTON, TEXAS 77210-4967
                                (713) 989-7000

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ITEM 5. OTHER EVENTS

On December 22, 2002, CMS Energy Corporation ("CMS Energy") announced that CMS Gas Transmission Company ("Seller"), a wholly-owned indirect subsidiary of CMS Energy, has entered into a definitive Stock Purchase Agreement, dated as of December 21, 2002, (the "Agreement") with Southern Union Panhandle Corp. ("Buyer"), AIG Highstar Capital, L.P. ("Highstar"), AIG Highstar II Funding Corp. ("Funding") and the Southern Union Company ("Southern" and collectively with Highstar and Funding, the "Sponsors"), to sell all the outstanding capital stock of Panhandle Eastern Pipe Line Company ("Panhandle") and its subsidiaries, including CMS Trunkline Gas Company, CMS Trunkline LNG Company, which operates an LNG terminal complex at Lake Charles, Louisiana, CMS Panhandle Gas Storage, LLC and CMS Sea Robin Pipeline Company (these companies together with certain other subsidiaries are hereinafter referred to as the "Panhandle Companies"). The Sponsors have formed Buyer for purposes of effecting the transactions contemplated in the Agreement. Under the terms of the Agreement, CMS Energy will retain its indirect ownership interest in the Centennial refined petroleum liquids pipeline, which stretches from Texas to Illinois, and the Guardian natural gas pipeline, which serves northern Illinois and southern Wisconsin. CMS Energy indirectly owns a one-third interest in each and is exploring the sale of those interests.

The purchase price for the stock of the Panhandle Companies is $662 million in cash, subject to adjustment as provided in the Agreement. The Panhandle Companies are expected to have approximately $1.166 billion of debt outstanding at the time of closing which will be assumed by the Buyer. Under the terms of the Agreement, the Sponsors, severally, shall cause the Buyer to perform all of its obligations under the Agreement which are required to be performed on or prior to the closing, including, without limitation, Buyer's requirement to consummate the transactions and to pay the purchase price, including any post-closing adjustment thereto.

As previously disclosed, Panhandle plans to take a significant goodwill impairment in 2002. Any difference between the approximate $2.4 billion present book value of the Panhandle assets being sold and the sale price of $1.828 billion that is not accounted for as goodwill impairment, will be included in discontinued operations in the fourth quarter of 2002. CMS Energy intends to use the proceeds from the sale of the Panhandle Companies to accelerate debt reduction.

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The transactions have been approved by the Board of Directors of each party to the Agreement. The Board of Directors of CMS Energy has received separate opinions, dated the date of the Agreement, from each of Merrill Lynch & Co. and Salomon Smith Barney Inc. to the effect that, subject to, and based upon the assumptions, qualifications and limitations included in such opinions, the consideration to be received by CMS Energy pursuant to the Agreement is fair from a financial point of view to CMS Energy.

The transactions are subject to the satisfaction or waiver of certain conditions to closing including, without limitation, (i) the receipt of all necessary governmental approvals and the making of all governmental filings, including the consent or approval of certain state regulatory authorities, (ii) the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the expiration or termination of the applicable waiting period thereunder, (iii) the receipt of certain approvals, consents, releases and legal and financial opinions and (iv) the filing with the Securities and Exchange Commission ("SEC") of restated financial statements of Panhandle for each of the fiscal years ended December 31, 2000 and December 31, 2001 (the "Annual Financial Statements") and the restated unaudited financial statements of Panhandle for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 (collectively, the "Restated Financials") which, except as otherwise described to the Buyer, shall correspond in all material respects to the draft Restated Financials delivered to Buyer prior to the date of the Agreement, and any footnotes with respect to such restated quarterly financial statements shall be the same in all material respects as such footnotes in the corresponding quarterly financial statements for Panhandle filed with the SEC, except for corresponding changes reflected in the Annual Financial Statements.

The Agreement may be terminated under certain circumstances, including (i) by mutual consent, (ii) by either Seller or Buyer if the closing of the transactions have not occurred on or before June 30, 2003 (the "Termination Date"), provided, that if the requisite regulatory approvals have been obtained as of such date and certain other conditions shall not have been fulfilled but are reasonably capable of being fulfilled no later than ten business days thereafter, the Termination Date shall be extended to July 15, 2003, (iii) by either Seller or Buyer if any mutual condition to closing shall have become incapable of fulfillment prior to the Termination Date, as such date may be extended, (iv) by Seller, so long as it is not then in breach of any of its obligations under the Agreement, if either Buyer or any of the Sponsors has breached the Agreement and the closing condition regarding the accuracy of representations and warranties or compliance with

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covenants is incapable of being cured prior to the Termination Date, as such date may be extended, (v) by Buyer, so long as it is not then in breach of any of its obligations under the Agreement, if Seller has breached the Agreement and the closing condition regarding the accuracy of representations and warranties or compliance with covenants is incapable of being cured prior to the Termination Date, as such date may be extended, and (vi) by Seller or Buyer, if a governmental authority issues a final order or adopts a law restraining or prohibiting the transactions contemplated in the Agreement.

If the closing of the transactions does not occur on or prior to March 31, 2003, a delay penalty (the "Delay Penalty") shall begin accruing on a daily basis on April 1, 2003 and shall continue until the earlier to occur of the closing of the transaction or the termination of the Agreement. Southern Union shall pay the Delay Penalty to Seller which shall be calculated as follows: $100,000 per day in April, 2003; $200,000 per day in May, 2003 and $300,000 per day on and after June 1, 2003. The Delay penalty shall be retained by Seller whether or not the closing occurs, provided 25% of the Delay Penalty shall be credited towards Buyer's payment of the purchase price at closing.

The Agreement includes a post-closing indemnity period during which Seller and Buyer shall indemnify the other and their affiliates for damages arising from breaches of representations and warranties, covenants and, in the case of Seller, certain other scheduled matters. The survival period for representations and warranties generally is one year from the date of the Agreement, however representations and warranties with respect to environmental and tax matters survive for two years and for a period equal to the applicable statute of limitations, respectively. Neither Seller nor Buyer shall be required to indemnify the other for breaches of representations and warranties, other than with respect to taxes, unless the aggregate amount of any single breach or series of related breaches results in damages exceeding $1,000,000 and the aggregate amount of all such damages exceed $40,000,000, in which case only damages in excess of such amount shall be indemnified. The indemnification obligations of both Buyer and Seller with respect to breaches of representations and warranties, other than with respect to taxes, are capped at $200,000,000. For purposes of determining the existence of a breach of a representation and warranty and calculation of the amount of damages resulting from a breach, no effect shall be given to any materiality or material adverse effect qualifications of such representation or warranty.

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The Agreement and the press release issued in connection therewith are filed herewith as Exhibits 10.1 and 99.1, respectively, and are incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the provisions of the Stock Purchase Agreement.

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ITEM 7.  EXHIBITS.

10.1 Stock Purchase Agreement by and among CMS Gas Transmission Company, AIG Highstar Capital, L.P., AIG Highstar II Funding Corp., Southern Union Company and Southern Union Panhandle Corp. dated as of December 21, 2002.

99.1     Press Release of CMS Energy Corporation dated December 22, 2002.

The Press Release contains "forward-looking statements", within the meaning of the safe harbor provisions of the federal securities laws. The "forward-looking statements" are subject to risks and uncertainties. They should be read in conjunction with the "Forward-Looking Statement Cautionary Factors" in CMS Energy's Form 10-K, Item 1 (incorporated herein by reference) that discuss important factors that could cause CMS Energy's results to differ materially from those anticipated in such statements.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                        CMS ENERGY CORPORATION

Dated:  December 23, 2002

                                        By:        /s/ S. Kinnie Smith, Jr.
                                               ---------------------------------
                                               S. Kinnie Smith, Jr.
                                               Vice Chairman and General Counsel

                                        PANHANDLE EASTERN PIPE LINE
                                        COMPANY

Dated:  December 23, 2002

                                        By:        /s/ William J. Haener
                                               ---------------------------------
                                               William J. Haener
                                               Chairman of the Board